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                                                                    Exhibit 23.1


We hereby consent to the use in this Registration Statement on Form F-3 of our report dated June 29, 1999, except for paragraph 2 of Note 21 as to which the date is August 30, 1999, relating to the consolidated financial statements of Nippon Telegraph and Telephone Corporation as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, which appear in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form F-3 of Nippon Telegraph and Telephone Corporation of our report dated June 29, 1999, except for paragraph 2 of Note 21 as to which the date is August 30, 1999, relating to the consolidated financial statements of Nippon Telegraph and Telephone Corporation as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, which appears in Nippon Telegraph and Telephone Corporation's Annual Report on Form 20-F for the year ended March 31, 1999. We also consent to the reference to us under the heading "EXPERTS," "Summary Financial Information" and "SELECTED FINANCIAL DATA" in such Registration Statement.


/s/ Price Waterhouse

Tokyo Japan

October 25, 1999